EXHIBIT 99.1

Akorn Announces Completion of FDA Re-inspection of Decatur Facility

LAKE FOREST, Ill., Dec. 12, 2016 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq:AKRX), a leading specialty pharmaceutical company, today announced that the U.S. Food and Drug Administration (FDA) conducted a re-inspection of its Decatur, Illinois manufacturing facility from December 5, 2016 to December 9, 2016, with no Form 483 observations.

The re-inspection was conducted to verify the implementation and effectiveness of Akorn’s responses to the observations from the June 2016 FDA inspection.

About Akorn
Akorn, Inc. is a specialty generic pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India that manufacture ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals. Additional information is available on Akorn’s website at www.akorn.com.

Investors/Media:
Stephanie Carrington
ICR, Inc.
(646) 277-1282
Stephanie.carrington@icrinc.com